NONE OF THE SECURITIES TO WHICH THIS PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT (THE "SUBSCRIPTION AGREEMENT") RELATES HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

DEBT SETTLEMENT AND SUBSCRIPTION AGREEMENT

THIS DEBT SETTLEMENT AND SUBSCRIPTION AGREEMENT (the "Agreement") is made effective as of the 3rd day of August, 2017.

Lithium Exploration Group, Inc. (the “Company”)

WHEREAS:

A.                      The Company is indebted to JDF Capital Inc. (the "Subscriber") in principal amount of US$708,000 and accrued and unpaid interest (the "Indebtedness") as at the date hereof as a result of a Convertible Redeemable Note due September 19, 2017 (the “Note”);

B.                      The Subscriber wishes to subscribe for Series C Convertible Preferred Shares (the "Series C Shares") and shares of common stock (the “Common Shares”) in the capital stock of the Company as follows:

  70,000,000 Series C Shares at a deemed price of US$0.0101 per Series C Share for an aggregate deemed cost equal to the Indebtedness under the Note in settlement of the Indebtedness.

(the "Subscription Proceeds");

C.                      In lieu of receiving cash as payment of the Indebtedness and accrued and unpaid interest, the Subscriber has agreed to accept the Series C Shares for the principal, and accrued and unpaid interest, as payment of the Indebtedness pursuant to the terms and conditions set forth in this Agreement; and

D.                      In lieu of receiving cash in payment of the Indebtedness portion of the Subscription Proceeds, the Company is willing to apply the Indebtedness in payment of the Subscription Proceeds.

NOW THEREFORE THIS AGREEMENT witnesses that, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.                        Interpretation

1.1                      In this Agreement, words importing the singular number only shall include the plural and vice versa, words importing gender shall include all genders and words importing persons shall include individuals, corporations, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind whatsoever.

1.2                      Any reference to currency is to the currency of the United States of America unless otherwise indicated.

2.                        Acknowledgement of Indebtedness

2.1                      The Company and the Subscriber acknowledge and agree that the Company is indebted to the Subscriber in the amount of the Indebtedness.

3.                        Payment of Indebtedness

3.1                      As full and final payment of the Indebtedness and accrued interest to the Subscriber, and as payment of the Subscription Proceeds, the Company will on the Closing Date (as defined herein) issue to the Subscriber the Series C Shares, as fully paid and non-assessable, and the Subscriber will accept the Series C Shares as full and final payment of the Indebtedness.

4.                        Release

4.1                      The Subscriber hereby agrees that upon delivery of the Series C Shares by the Company in accordance with the provisions of this Agreement, the Indebtedness and accrued interest will be fully satisfied and extinguished, and the Subscriber will remise, release and forever discharge the Company and its respective directors, officers, employees, successors, solicitors, agents and assigns from any and all obligations relating to the Indebtedness and accrued interest.

5.                        Exchange of the Series C Shares for reinstatement of Debt Obligation

5.1                      At any time following 120 days from the date of issuance of the Series C Shares, the Subscriber shall have the right to require the Company to redeem the Series C Shares and the Company shall issue another convertible redeemable note on substantially the same terms as the last convertible redeemable note issued by the company prior to the conversionwith the exception that the Company shall have the ability to repay such reinstated indebtedness at any time prior to maturity for 125% of the amount due.

5.2                      Any Series C Shares not converted or redeemed prior to the first anniversary of the date of issuance shall be cancelled, and a convertible redeemable note pursuant to section 5.1 above shall be issued by the Company for the pro rata amount of indebtedness that remains outstanding.

6.                        Documents Required from Subscriber

6.1                      The Subscriber must complete, sign and return to the Company an executed copy of this Agreement.

6.2                      The Subscriber must complete, sign and return to the Company an executed copy of Schedule A to this Agreement.

6.3                      The Subscriber shall complete, sign and return to the Company as soon as possible, on request by the Company, any documents, questionnaires, notices and undertakings as may be required by regulatory authorities, stock exchanges and applicable law.

7.                        Closing

7.1                      Closing of the offering of the Series C Shares (the "Closing") shall occur on or before August 3rd, 2017, or on such other date as may be determined by the Company (the "Closing Date").

8.                        Acknowledgements of Subscriber

8.1                      The Subscriber acknowledges:

(a)

no agency, governmental authority, regulatory body, stock exchange or other entity has made any finding or determination as to the merit for investment of, nor have any such agencies or governmental authorities, regulatory bodies, stock exchanges or other entities made any recommendation or endorsement with respect to, the Series C Shares;

(b)

the sale and delivery of the Series C Shares is conditional upon such sale being exempt from the prospectus filing and registration requirements, and being exempt from the requirement to deliver an offering memorandum in connection with the distribution of the Series C Shares under the applicable securities laws or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus or registration statement;

(c)

none of the Series C Shares have been or will be registered under the 1933 Act or the securities laws of any state and the Series C Shares may not be offered or sold, directly or indirectly, in the United States to, or for the account or benefit of, a U.S. Person or a person in the United States unless registered under the 1933 Act and the securities laws of all applicable states or unless an exemption from such registration requirements is available, and the Company has no obligation or present intention of filing a registration statement under the U.S. Securities Act in respect of any of the Series C Shares ;

(d)

the Subscriber may not offer, sell or transfer the Series C Shares within the United States or to, or for the account or benefit of, a U.S. Person, unless the Series C Shares are registered under the 1933 Act and the securities laws of all applicable states or an exemption from such registration requirements is available;

(e)

the acquisition of the Series C Shares has not been made through or as a result of any “general solicitation or general advertising” (as such terms are used in Rule 502(c) of Regulation D) the distribution of the Series C Shares has not been accompanied by any advertisement, including, without limitation, in printed public media, radio, television or telecommunications, including electronic display, or as part of a general solicitation;

(f)

the certificates evidencing the Series C Shares will bear a legend regarding restrictions on transfer as required pursuant to applicable Securities Laws, including applicable federal and state securities laws of the United States;

(g)

the Subscriber and the Subscriber's advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Company regarding the offering, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information contained in the Company information, or any business plan, corporate profile or any other document provided to the Subscriber;

(h)

the books and records of the Company were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Subscriber during reasonable business hours at its principal place of business and that all documents, records and books pertaining to this offering have been made available for inspection by the Subscriber, the Subscriber's attorney and/or advisor(s);

(a)

the Subscriber will indemnify and hold harmless the Company and, where applicable, its respective directors, officers, employees, agents, advisors and shareholders from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Subscriber contained herein, the Agreement or in any other document furnished by the Subscriber to the Company in connection herewith, being untrue in any material respect or any breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber to the Company in connection therewith;

(b)	neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Series C Shares ;

(c)	no documents in connection with this offering have been reviewed by the SEC or any state securities administrators;

(i)	there is no government or other insurance covering any of the Series C Shares ;

(j)

the Company is relying on an exemption from the requirements to provide the Subscriber with a prospectus or registration statement and to sell securities through a person or company registered to sell securities under the securities laws or other applicable securities legislation and, as a consequence of acquiring Series C Shares pursuant to this exemption, certain protections, rights and remedies provided by the securities laws or other applicable securities legislation including statutory rights of rescission or damages, will not be available to the Subscriber; and

(k)	no person has made to the Subscriber any written or oral representations:

(i)	that any person will resell or repurchase the Series C Shares;

(ii)	that any person will refund the purchase price of the Series C Shares; or

(iii)	as to the future price or value of any of the Series C Shares.

9.                        Representations, Warranties and Covenants of the Subscriber

9.1                      The Subscriber hereby represents and warrants to the Company (which representations and warranties shall survive the Closing) that:

(a)	the Subscriber is resident in the United States;

(b)	the Subscriber has received and carefully read this Agreement;

(c)

the Subscriber has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto and, if the Subscriber is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution and performance of this Agreement on behalf of the Subscriber;

(d)

the Subscriber (i) has adequate net worth and means of providing for its current financial needs and possible personal contingencies, (ii) has no need for liquidity in this investment, and (iii) is able to bear the economic risks of an investment in the Series C Shares for an indefinite period of time, and can afford the complete loss of such investment;

(e)	the Subscriber is aware that an investment in the Company is speculative and involves certain risks, including the possible loss of the investment;

(f)

the entering into of this Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to, or, if applicable, the constating documents of, the Subscriber, or of any agreement, written or oral, to which the Subscriber may be a party or by which the Subscriber is or may be bound;

(g)	the Subscriber has duly executed and delivered this Agreement and it constitutes a valid and binding agreement of the Subscriber enforceable against the Subscriber;

(h)

the Subscriber has the requisite knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment in the Series C Shares and the Company, and the Subscriber is providing evidence of such knowledge and experience in these matters through the information requested in this Agreement;

(i)

the Subscriber understands and agrees that the Company and others will rely upon the truth and accuracy of the acknowledgements, representations and agreements contained in this Agreement, and agrees that if any of such acknowledgements, representations and agreements are no longer accurate or have been breached, the Subscriber shall promptly notify the Company;

(j)

all information contained in this Agreement is complete and accurate and may be relied upon by the Company, and the Subscriber will notify the Company immediately of any material change in any such information occurring prior to the closing of the issuing of the Series C Shares ;

(k)

the Subscriber is receiving the Series C Shares for its own account for investment purposes only and not for the account of any other person and not for distribution, assignment or resale to others, and no other person has a direct or indirect beneficial interest is such Series C Shares, and the Subscriber has not subdivided his interest in the Series C Shares with any other person;

(l)

the Subscriber is not an underwriter of, or dealer in, the common shares of the Company, nor is the Subscriber participating, pursuant to a contractual agreement or otherwise, in the distribution of the Series C Shares ;

(m)

the Subscriber has made an independent examination and investigation of an investment in the Series C Shares and the Company and has depended on the advice of its legal and financial advisors and agrees that the Company will not be responsible in anyway whatsoever for the Subscriber's decision to invest in the Series C Shares and the Company;

(n)

if the Subscriber is receiving the Series C Shares as a fiduciary or agent for one or more investor accounts, the investor accounts for which the Subscriber acts as a fiduciary or agent satisfy the definition of an "Accredited Investor", as the term is defined under Regulation D of the 1933 Act;

(o)

if the Subscriber is receiving the Series C Shares as a fiduciary or agent for one or more investor accounts, the Subscriber has sole investment discretion with respect to each such account, and the Subscriber has full power to make the foregoing acknowledgements, representations and agreements on behalf of such account;

(p)

the Subscriber is not aware of any advertisement of any of the Series C Shares and is not receiving the Series C Shares as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising; and

(q)	no person has made to the Subscriber any written or oral representations:

(i)	that any person will resell or repurchase any of the Series C Shares ;

(ii)	that any person will refund the purchase price of any of the Series C Shares ;

(iii)	as to the future price or value of any of the Series C Shares; or

(iv)

that any of the Series C Shares will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Series C Shares of the Company on any stock exchange or automated dealer quotation system.

9.2                      The Subscriber hereby covenants with the Company (which covenants shall survive the Closing) that:

(a)

the Subscriber understands and agrees not to engage in any hedging transactions involving any of the Series C Shares unless such transactions are in compliance with the provisions of the 1933 Act and in each case only in accordance with applicable state and provincial securities laws;

(b)

the Subscriber will indemnify and hold harmless the Company and, where applicable, its respective directors, officers, employees, agents, advisors and shareholders from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Subscriber contained herein or in any document furnished by the Subscriber to the Company in connection herewith being untrue in any material respect or any breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber to the Company in connection therewith; and

(c)

the Subscriber will not offer or sell any of the Series C Shares in the United States or, directly or indirectly, to U.S. Persons except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with applicable state and provincial securities laws.

9.3                      In this Agreement, the term "U.S. Person" shall have the meaning ascribed thereto in Regulation S.

10.                      Representations and Warranties will be Relied Upon by the Company

10.1                    The Subscriber acknowledges that the representations and warranties contained herein are made by it with the intention that such representations and warranties may be relied upon by the Company and its legal counsel in determining the Subscriber's eligibility to receive the Series C Shares under applicable securities legislation, or (if applicable) the eligibility of others on whose behalf it is contracting hereunder to receive the Series C Shares under applicable securities legislation. The Subscriber further agrees that by accepting delivery of the certificates representing the Series C Shares on the Closing Date, it will be representing and warranting that the representations and warranties contained herein are true and correct as at the Closing Date with the same force and effect as if they had been made by the Subscriber on the Closing Date and that they will survive the receipt by the Subscriber of Series C Shares and will continue in full force and effect notwithstanding any subsequent disposition by the Subscriber of such Series C Shares.

11.                      Resale Restrictions

11.1                    The Subscriber acknowledges that any resale of the Series C Shares will be subject to resale restrictions contained in the securities legislation applicable to each Subscriber or proposed transferee. The Subscriber acknowledges that the Series C Shares have not been registered under the 1933 Act of the securities laws of any state of the United States. The Series C Shares may not be offered or sold in the United States unless registered in accordance with United States federal securities laws and all applicable state and provincial securities laws or exemptions from such registration requirements are available.

11.2                    The Subscriber acknowledges that restrictions on the transfer, sale or other subsequent disposition of the Series C Shares by the Subscriber may be imposed by securities laws in addition to any restrictions referred to in Section 11.1 above.

12.                      Acknowledgement and Waiver

12.1                    The Subscriber has acknowledged that the decision to receive the Series C Shares was solely made on the basis of publicly available information. The Subscriber hereby waives, to the fullest extent permitted by law, any rights of withdrawal, rescission or compensation for damages to which the Subscriber might be entitled in connection with the distribution of any of the Series C Shares.

13.                      Legending and Registration of Subject Series C Shares

13.1                    The Subscriber hereby acknowledges that a legend may be placed on the certificates representing any of the Series C Shares to the effect that the Series C Shares represented by such certificates are subject to a hold period and may not be traded until the expiry of such hold period except as permitted by applicable securities legislation.

13.2                    The Subscriber hereby acknowledges and agrees to the Company making a notation on its records or giving instructions to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Agreement.

14.                      Costs

14.1                    The Subscriber acknowledges and agrees that all costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the receipt of the Series C Shares shall be borne by the Subscriber.

15.                      Governing Law

15.1                    This Agreement is governed by the laws of the State of New Jersey and the federal laws of the United States applicable therein.

16.                      Survival

16.1                    This Agreement, including without limitation the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties hereto notwithstanding the completion of the receipt of the Series C Shares by the Subscriber.

17.                      Assignment

17.1                    This Agreement is not transferable or assignable.

18.                      Execution

18.1                    The Company shall be entitled to rely on delivery by facsimile machine of an executed copy of this Agreement and acceptance by the Company of such facsimile copy shall be equally effective to create a valid and binding agreement between the Subscriber and the Company in accordance with the terms hereof.

19.                      Severability

19.1                    The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

20.                      Entire Agreement

20.1                    Except as expressly provided in this Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Agreement contains the entire agreement between the parties with respect to the receipt of the Series C Shares and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute or common law, by the Company or by anyone else.

21.                      Notices

21.1                    All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Subscriber shall be directed to the address on the signature page of this Agreement and notices to the Company shall be directed to it at __________________________________________, Attention the President, Telephone number ____________.

22.                      Counterparts

22.1                    This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall constitute an original and all of which together shall constitute one instrument.

DELIVERY INSTRUCTIONS

1.	Delivery - please deliver the certificates to:

2.	Registration - registration of the certificates which are to be delivered at closing should be made as follows:

(name)

(address)

3.

The undersigned hereby acknowledges that it will deliver to the Company all such additional completed forms in respect of the Subscriber's receipt of the Series C Shares as may be required for filing with the appropriate securities commissions and regulatory authorities.

IN WITNESS WHEREOF the Subscriber has duly executed this Agreement effective as of the date first above mentioned.

(Name of Subscriber – Please type or print)

(Signature and, if applicable, Office)

(Address of Subscriber)

(City, State or Province, Postal Code of Subscriber)

(Country of Subscriber)

A C C E P T A N C E

The above-mentioned Agreement in respect of the Series C Shares is hereby accepted by LITHIUM EXPLORATION GROUP, INC.

DATED at Tempe, Arizona effective the 3rd day of August, 2017.

SCHEDULE A

UNITED STATES
ACCREDITED INVESTOR QUESTIONNAIRE

All capitalized terms herein, unless otherwise defined, have the meanings ascribed thereto in the Subscription Agreement.

This Questionnaire is for use by each Subscriber who is a US person (as that term is defined Regulation S of the United States Securities Act of 1933 (the “1933 Act”)) and has indicated an interest in purchasing Series C Shares of the Issuer. The purpose of this Questionnaire is to assure the Company that each Subscriber will meet the standards imposed by the 1933 Act and the appropriate exemptions of applicable state securities laws. The Company will rely on the information contained in this Questionnaire for the purposes of such determination. The Securities will not be registered under the 1933 Act in reliance upon the exemption from registration afforded by Section 3(b) and/or Section 4(2) and Regulation D of the 1933 Act. This Questionnaire is not an offer of the Securities or any other securities of the Company in any state other than those specifically authorized by the Issuer.

All information contained in this Questionnaire will be treated as confidential. However, by signing and returning this Questionnaire, each Subscriber agrees that, if necessary, this Questionnaire may be presented to such parties as the Company deems appropriate to establish the availability, under the 1933 Act or applicable state securities law, of exemption from registration in connection with the sale of the Securities hereunder.

The Subscriber covenants, represents and warrants to the Company that it satisfies one or more of the categories of  “Accredited Investors”, as defined by Regulation D promulgated under the 1933 Act, as indicated below: (Please initial in the space provide those categories, if any, of an “Accredited Investor” which the Subscriber satisfies.)

__________	Category 1

An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of US $5,000,000.

__________	Category 2

A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of purchase exceeds US $1,000,000, calculated by (i) not including the person’s primary residence as an asset; (ii) not including indebtedness that is secured by the person's primary residence, up to the estimated fair market value of the primary residence at the time of the sale of the securities as a liability (except that if the amount of such indebtedness outstanding at the time of the sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) including indebtedness that is secured by the person's primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of the securities as a liability.

__________	Category 3

A natural person who had an individual income in excess of US $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of US $360,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

__________	Category 4

A “bank” as defined under Section (3)(a)(2) of the 1933 Act or savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act acting in its individual or fiduciary capacity; a broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 (United States); an insurance company as defined in Section 2(13) of the 1933 Act; an investment company registered under the Investment Company Act of 1940 (United States) or a business development company as defined in Section 2(a)(48) of such Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 361(c) or (d) of the Small Business Investment Act of 1958 (United States); a plan with total assets in excess of $5,000,000 established and maintained by a state, a political subdivision thereof, or an agency or instrumentality of a state or a political subdivision thereof, for the benefit of its employees; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (United States) whose investment decisions are made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, whose investment decisions are made solely by persons that are accredited investors.

__________	Category 5	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 (United States).

__________	Category 6	A director or executive officer of the Issuer.

__________	Category 7

A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the 1933 Act.

__________	Category 8	An entity in which all of the equity owners satisfy the requirements of one or more of the foregoing categories.

Note that prospective Subscriber claiming to satisfy one of the above categories of Accredited Investor may be required to supply the Issuer with a balance sheet, prior years’ federal income tax returns or other appropriate documentation to verify and substantiate the Subscriber’s status as an Accredited Investor.

If the Subscriber is an entity which initialled Category 8 in reliance upon the Accredited Investor categories above, state the name, address, total personal income from all sources for the previous calendar year, and the net worth (exclusive of home, home furnishings and personal automobiles) for each equity owner of the said entity:

The Subscriber hereby certifies that the information contained in this Questionnaire is complete and accurate and the Subscriber will notify the Issuer promptly of any change in any such information. If this Questionnaire is being completed on behalf of a corporation, partnership, trust or estate, the person executing on behalf of the Subscriber represents that it has the authority to execute and deliver this Questionnaire on behalf of such entity.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire as of the ___ day of _______________, 2017.

If a Corporation, Partnership or Other Entity:	If an Individual:

Print of Type Name of Entity	Signature

Signature of Authorized Signatory	Print or Type Name

Type of Entity